EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC. Direct subsidiaries of Spartan Stores, Inc.:
1.	SPARTAN STORES DISTRIBUTION, LLC
	Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC
2.	MARKET DEVELOPMENT CORPORATION
	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development Corporation Jefferson Square (in IN) Market Street Plaza (in IN)
3.	SEAWAY FOOD TOWN, INC. (see this entity’s subsidiaries below)
	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) The Pharm (in OH)
4.	SPARTAN STORES ASSOCIATES, LLC
	Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC
5.	SPARTAN INSURANCE COMPANY LTD.
	Jurisdiction of Incorporation: Names under which business is conducted:	Bermuda Spartan Insurance Company Ltd.

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Seaway Food Town, Inc.

6.	SPARTAN STORES FUEL, LLC
	Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC D&W Quick Stop Family Fare Quick Stop Felpausch Quick Stop Glen’s Quick Stop VG’s Quick Stop
7.	FAMILY FARE, LLC (see this entity’s subsidiary below)
Jurisdiction of Formation: Names under which business is conducted:

Michigan

Family Fare, LLC

Family Fare Pharmacy

Family Fare Supermarket

Glen’s Markets

Glen’s Pharmacy

32nd Street Baking Co.

Café Creations

Felpausch Food Center

D&W Fresh Market

D&W Pharmacy

VG’s Food Center

VG’s Pharmacy

VG’s Quick Stop

Subsidiary of Family Fare, LLC:

8.	PREVO’S FAMILY MARKETS, INC. (see this entity’s subsidiary below)
	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo’s Family Markets, Inc. D & W Fresh Market D & W Pharmacy Family Fare Pharmacy Family Fare Supermarket Felpausch Food Center Glen’s Markets Glen’s Pharmacy

Subsidiary of Prevo’s Family Markets, Inc.:

9.	MSFC, LLC (see this entity’s subsidiary below)
	Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC

Subsidiaries of Seaway Food Town, Inc.:

10.	THE PHARM OF MICHIGAN, INC.
	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm
11.	SPARTAN PROPERTIES MANAGEMENT, INC.
	Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.
12.	VALLEY FARM DISTRIBUTING CO.
	Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)
14.	CUSTER PHARMACY, INC.
	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc.
15.	GRUBER’S REAL ESTATE, LLC
	Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber’s Real Estate, LLC